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BROADCOM INC.

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Broadcom Inc. March 14, 2022 Stockholder Engagement Meeting Presentation

Silicon Valley Founded and headquartered $27.5B FY21 net revenue $236.69B Market cap* Broadcom at a Glance Global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions Proven, mission-critical technologies with a focus on “connecting everything®” more efficiently, reliably and securely Cutting-edge products used in a wide range of industries including telecommunications, manufacturing, energy, transportation, healthcare and finance Built on over 50 Years of Innovation, Collaboration, Engineering Excellence and Technology Leadership 22 Category-leading semiconductor and infrastructure software franchises >19,000 patents One of the industry’s broadest IP portfolios $4.9B Investment in R&D in FY21 *Current market capitalization as of March 11, 2022

Creating Significant Returns for Stockholders * TSR calculated on a fiscal year basis 56.8% one-year TSR 34.0% annual average TSR increase over the past three years 25.7% annual average TSR increase over the past five years 35.5% annual average TSR increase since IPO in 2009 4,003% absolute TSR since IPO in 2009

Engaged, Experienced Board Provides Independent Oversight Age Tenure Gender Diversity Diane M. Bryant Director Committee: • Compensation Gayla J. Delly Director Committee: • Audit • NESG* Raul J. Fernandez Director Committee: • Audit • NESG* Eddy Hartenstein Lead Independent Director Committee: • Compensation • NESG* (Chair) • Executive Independence Check Kian Low Director Committee: • Compensation • NESG* Justine F. Page Director Committee: • Audit (Chair) • Compensation Henry Samueli, Ph.D. Chairman of the Board Committee: • Executive (Chair) Hock E. Tan President & CEO Committee: • Executive Harry L. You Director Committee: • Audit • Compensation (Chair) • Executive Active refreshment process, resulting in an average tenure of 4 years and a diverse mix of skills and perspectives * Nominating, Environmental, Social and Governance Committee

Strong Governance that Supports Long-term Value Separate Chairman and CEO roles, with a Lead Independent Director Diverse Board: 33% by gender, 44% by race/ethnicity; Board diversity matrix included in 2022 proxy statement Annual Board elections with a majority voting requirement Stockholder engagement program with active director participation Board oversees and regularly reviews succession planning for CEO and key executives Board oversight of ESG via its Nominating, Environmental, Social and Governance Committee Risk Management includes robust oversight of cybersecurity and data privacy matters Annual evaluations of the Board and its Committees Special meeting provision with a 10% share ownership threshold Annual stockholder advisory say-on-pay vote

Corporate Officers and Leaders Hock E. Tan President & Chief Executive Officer Mark Brazeal Chief Legal and Corporate Affairs Officer Kirsten Spears Chief Financial Officer & Chief Accounting Officer Jill Turner VP, Human Resources Yuan Xing Lee, Ph.D. VP, Central Engineering Charlie Kawwas, Ph.D. Chief Operating Officer Ivy Pong VP, Global Taxation Alan Davidson Chief Information Officer Tom Krause President, Broadcom Software Group

2021 Executive Equity Awards

Our philosophy is unchanged: We believe in paying for performance to instill long-term alignment with stockholder interests and to encourage retention in an intensely competitive talent market

	VALUE / STRUCTURE
CEO Award	• **$25M** • 100% performance based • 3-year cliff vest, based on relative and absolute TSR • Payout range 0% - 300% • **First equity grant since FY 2017**
NEO Promotion Grants	• **$15M** Dr. Kawwas Mr. Krause • **~$10M** Ms. Spears • 50% performance based • Subject to achieving relative TSR goals • Payout range 0% - 200% • Reflect expanded scope of responsibilities • **Last multi-year awards granted in FY 2019** • **No additional annual awards until FY 2023**

INCENTIVES ALIGNED TO STOCKHOLDER VALUE

- Designed to support top quartile performance
- Linked to long-term value creation
- Recognize expanded responsibilities of NEOs
- Support retention in a competitive market environment
- Approved grant values are significantly lower than the values reflected in the Summary Compensation Table due to accounting valuation assumptions

7 | Copyright © 2022 Broadcom. All Rights Reserved. The term "Broadcom" refers to Broadcom Inc. and/or its subsidiaries.

BROADCOM

2022 CEO Equity Awards 2022 TSR PSU Award $26M Target Value 100% performance based 3-year performance period Vesting contingent on relative and absolute TSR performance Payout range 0% - 300% of target shares 2022 Strategic PSU Award $10M Value (No Upside) 100% performance based No above-target upside opportunity 1-year performance period, earnout determined at the end of FY22 Vesting is contingent on achieving pre-set metrics for outperformance related to the following criteria: Corporate Strategy Acquisition Strategy Leadership Development FACTORS CONSIDERED BY THE BOARD IN APPROVING 2022 CEO EQUITY AWARDS Incentive value for Mr. Tan to remain with and build value in Broadcom Alignment with stockholder interests Stockholder benefit of continued commitment and leadership by Mr. Tan Peer group benchmarks related to annual and strategic equity awards Corporate strategy execution Desired outcome of maintaining our growth rates and long-term stockholder value creation Details of the 2022 CEO equity awards will be described in our 2023 proxy filing Equity awards designed to encourage Mr. Tan’s continued leadership focused on maintaining industry-leading stockholder value growth

Sustainability: Connecting Everything, Responsibly Environmental Social Leveraged TCFD, SASB (Semiconductors and Software & IT Industry Standards) and GRI (core option) framework for addressing climate-related disclosures, risks and opportunities Disclosed our fuel and energy consumption and our Scope 1 and Scope 2 greenhouse gases (GHG) emissions for our global facilities Disclosed our water use at our global facilities and waste data at our manufacturing facility locations and our owned locations We are currently conducting an evaluation of Scope 3 GHG emissions categories to assess which categories are relevant to our business and where we can start collecting and reporting Scope 3 emissions data in the future We are currently evaluating GHG emissions reduction and sustainability target disclosures We are a multi-national, multi-cultural company, employing a diverse global workforce of over 20,000 employees A diverse and inclusive work environment is critical to our attraction and retention of a talented, engaged workforce Our global voluntary attrition rate in FY 2021 was approximately 7%, which is below the technology industry benchmark (AON, 2021 Salary Increase and Turnover Study – Second Edition, September 2021) We launched Diversity@Broadcom initiative to encourage a diverse, equitable and inclusive community EEO-1 report is provided on our website; we also included diversity metrics of our workforce We partner with Broadcom Foundation to advance STEM education for women and underrepresented youth We provided scholarships focused toward electrical engineering and computer science students from underrepresented communities In February 2022, we published our annual Environmental, Social and Governance Report for Fiscal Year 2021

APPENDIX

Fiscal 2021 Approved Grant Values WHY DOES THE SUMMARY COMPENSATION TABLE REFLECT HIGHER GRANT VALUES? The equity grants for Mr. Tan, Dr. Kawwas and Mr. Krause were approved in December 2020, contingent upon stockholder support of our Stock Incentive Plan obtained at the annual meeting on April 5, 2021, which established the grant date for the GAAP value reflected in the Summary Compensation Table disclosure. Broadcom’s stock price increased from $418.06 on December 15, 2020, the effective date of the awards, to $488.48 on April 5, 2021, the actual grant date. Relative TSR is a “market-based measure” where GAAP requires the award to be valued using a Monte Carlo simulation model, which also contributed to a higher grant date share value. Award for Ms. Spears was approved and granted in December 2020 and is reported in the Summary Compensation Table using a Monte Carlo simulation model rather than the approved grant value. FY21 CEO Award NEO Promotion Grants $25M $15M Dr. Kawwas Mr. Krause ~$10M Ms. Spears APPROVED GRANT VALUES FISCAL YEAR 2021 SUMMARY COMPENSATION TABLE

Safe Harbor Statement This presentation contains forward-looking statements, including statements as to our executive compensation philosophy and anticipated benefits of our equity compensation strategy that are based on our current expectations and beliefs, assumptions made by and information currently available to our management, current market trends and market conditions and that involve risks and uncertainties, many of which are outside our control and may cause actual results to differ materially from those statements. Many of these risks and uncertainties are, and will continue to be, exacerbated by the COVID-19 pandemic and any worsening of the global business environment as a result. Our filings with the SEC, which you may obtain for free at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this presentation, whether as a result of new information, future events or otherwise, except as required by law.